EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Shares of AGTB Private BDC This Joint Filing Agreement shall be filed as an Exhibit to such Statement. The undersigned acknowledge that each shall be responsible for the timely filing of any amendments to such joint filing and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others.

This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of August 22, 2022.

AGTB BDC HOLDINGS, L.P.

By:	AGTB BDC Holdings GP LLC, Its
General Partner
By:	Angelo, Gordon & Co., L.P., Its
Sole Member
By:	AG GP LLC
Its General Partner
By:	Josh Baumgarten
Its Co-Managing Member

By:	/s/ Christopher D. Moore
Christopher D. Moore
Attorney-in-Fact

AGTB BDC HOLDINGS GP

By:	Angelo, Gordon & Co., L.P., Its
Sole Member
By:	AG GP LLC
Its General Partner
By:	Josh Baumgarten
Its Co-Managing Member

By:	/s/ Christopher D. Moore
Christopher D. Moore
Attorney-in-Fact

ANGELO, GORDON & CO., L.P.

By:	AG GP LLC
Its General Partner

By:	Josh Baumgarten
Its Co-Managing Member

By:	/s/ Christopher D. Moore
Christopher D. Moore
Attorney-in-Fact

AG GP LLC

By:	Josh Baumgarten
Its Co-Managing Member

By:	/s/ Christopher D. Moore
Christopher D. Moore
Attorney-in-Fact

JOSH BAUMGARTEN

By:	/s/ Christopher D. Moore
Christopher D. Moore
Attorney-in-Fact

ADAM SCHWARTZ

By:	/s/ Christopher D. Moore
Christopher D. Moore
Attorney-in-Fact